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                                                                Exhibit 24


                             Power of Attorney


         Each director and/or officer of The Laclede Group, Inc. whose signature appears below appoints D. H. Yaeger, G. T. McNeive, Jr. and M. C.
Kullman and each of them severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, registration statements on Form S-8 and any and all amendments (including post-effective amendments) to such registration statements for the following plans:

         o        Employees' Profit Sharing and Salary Deferral Plan of SM&P
                  Utility Resources, Inc.
         o        SM&P Utility Resources, Inc. Deferred Income Plan

And to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

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                                             SIGNATURES

            NAME                                      TITLE                              DATE
            ----                                      -----                              ----


/s/ D. H. Yaeger                          Chairman of the Board, President,         January 24, 2002
--------------------------------------    Chief Executive Officer and
(D. H. Yaeger)                            Director


/s/ A. B. Craig, III                      Director                                  January 24, 2002
--------------------------------------
(A. B. Craig, III)


/s/ H. Givens                             Director                                  January 24, 2002
--------------------------------------
(H. Givens)


/s/ C. R. Holman                          Director                                  January 24, 2002
--------------------------------------
(C. R. Holman)


/s/ R. C. Jaudes                          Director                                  January 24, 2002
--------------------------------------
(R. C. Jaudes)




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


/s/ W. S. Maritz                          Director                                  January 24, 2002
--------------------------------------
(W. S. Maritz)


/s/ W. E. Nasser                          Director                                  January 24, 2002
--------------------------------------
(W. E. Nasser)


/s/ R. P. Stupp                           Director                                  January 24, 2002
--------------------------------------
(R. P. Stupp)


/s/ M. A. Van Lokeren                     Director                                  January 24, 2002
--------------------------------------
(M. A. Van Lokeren)


/s/ G. T. McNeive, Jr.                    Senior Vice President-Finance and         January 24, 2002
--------------------------------------    General Counsel (Principal
(G. T. McNeive, Jr.)                      Financial Officer)